UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2026, Sterling Real Estate Trust (the “Trust”) held its annual meeting of shareholders. At the meeting, the Trust’s shareholders approved the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 27, 2026:

1.	Election of nine trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the nine trustees was as follows:

Nominee	For	Withheld	Broker Non-Vote
Gregory P. Hammes	6,613,144	215,136	0
Timothy L. Haugen	6,809,779	18,501	0
Timothy A. Hunt	6,809,779	18,501	0
Michelle L. Korsmo	6,812,445	15,835	0
Mark T. Polovitz	6,676,637	151,643	0
Kenneth P. Regan	6,813,671	14,609	0
Joel S. Thomsen	6,806,330	21,950	0
James S. Wieland	6,816,816	11.464	0
Lance R. Wolf	6,809,779	18,501	0

2.	Ratification of the appointment of RSM US, LLP to serve as independent registered public accounting firm for the year ending December 31, 2026. The proposal received: 6,754,003 For; and 74,277 Abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: June 30, 2026
	By:	/s/ Megan E. Schreiner
Name: Megan E. Schreiner
Title: Chief Financial Officer